Exhibit 99.1
4650 SW Macadam Avenue, Suite 400 • Portland, OR 97239 • Telephone (503) 946-4800
CONTACT: Jay Khetani, Vice President of Investor Relations (503) 946-4700
Website: http://www.precast.com

PRECISION CASTPARTS CORP. PROVIDES PRELIMINARY
THIRD QUARTER FISCAL YEAR 2015 RESULTS

PORTLAND, Oregon - January 15, 2015 - Precision Castparts Corp. (NYSE: PCP) announced today that lower demand in oil & gas end markets, further aerospace engine destocking at a single customer, year-end customer inventory management actions, and an extended equipment upgrade negatively impacted the company’s third quarter fiscal year 2015 sales and earnings. The combination of these factors leads the company to expect that third quarter sales will be in the range of $2.42 billion to $2.47 billion and earnings per share (EPS) from continuing operations (attributable to PCC) in the range of $3.05 to $3.10 (diluted).

Late in the third quarter of fiscal 2015, the company saw demand deteriorate from its oil & gas distribution customers. Additionally, previously discussed destocking at a single commercial aerospace customer and calendar year-end customer inventory management actions had a greater impact on the third quarter than had been anticipated. Also, a key asset had an unexpected extended recovery following an upgrade. These factors most meaningfully affected Forged Products’ results, and Airframe Products was affected to a lesser degree by customers’ year-end inventory management actions.

“Despite these challenges, the momentum in our aerospace business continues, and we have already begun to deliver the inventory deferred in the third quarter and expect to realize those sales in the fourth quarter,” said Mark Donegan, Chairman and Chief Executive Officer of Precision Castparts Corp. “The equipment that was upgraded is now up and running and fully functional. Looking forward, PCC has strong technical expertise in the oil & gas markets and is pursuing new awards; however, those markets are clearly full of uncertainties at the moment. Regardless of these challenges, we are positioned for growth across our markets and expect to leverage that growth effectively over the long term.”

The results disclosed in this press release are preliminary and unaudited and subject to change. The company does not currently intend to provide preliminary financial information with respect to future periods.

The company will hold its regularly scheduled conference call to discuss the results for its third fiscal quarter of 2015, at 10am EST on January 22, 2015.
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Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is a market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications. In addition, the Company is a leading producer of airfoil castings for the industrial gas turbine market. PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting, forging, and other industries.

Information included within this press release describing the projected growth and future results and events constitutes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of our entry into new markets; competitive pricing; the financial viability of our significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; demand, timing and market acceptance of new commercial and military programs, and our ability to accelerate production levels to timely match order increases on new or existing programs; the availability and cost of energy, raw materials, supplies, and insurance; the cost of pension and postretirement medical benefits; equipment failures; product liability claims; cybersecurity threats; relations with our employees; our ability to manage our operating costs and to integrate acquired businesses in an effective manner, including the ability to realize expected synergies; the timing of new acquisitions; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; fluctuations in oil & gas prices and production; the impact of adverse weather conditions or natural disasters; the availability and cost of financing; implementation of new technologies and process improvements. Any forward-looking statements should be considered in light of these factors. We undertake no obligation to update any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.
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Precision Castparts Corp.’s press releases are available on the Internet at Globe Newswire’s website - http://www.globenewswire.com or PCC’s home page at http://www.precast.com. If you wish to be removed from this list, please reply to Unsubscribe@precastcorp.com.